UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 25, 2018
 NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida		33,913
(Address of principal executive offices)		(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On June 25, 2018, NeoGenomics Laboratories, Inc. (“NeoGenomics Laboratories”), as borrower, and NeoGenomics, Inc. (“Holdings”) and certain of its subsidiaries, as guarantors (the “Guarantors”), entered into the Second Amendment to the Credit Agreement (the “Amendment”) with Regions Bank, as administrative agent and collateral agent, and the lenders party thereto. The initial agreement was entered into on December 22, 2016 and provided for a $75 million revolving credit facility (the “Revolving Credit Facility”) and a $75 million term loan facility (the “Term Loan Facility”).
The Amendment provides for an additional term loan in the amount of $30 million, subject to the terms and conditions applicable to the original Term Loan except as specifically described in the Amendment. The Amendment also restates the definitions of Applicable Margin and Consolidated Leverage Ratio, as detailed within the Amendment and attached hereto. The Amendment also revised the mandatory prepayment clause related to excess cash flow to be calculated based on 75% of consolidated excess cash flow if the Consolidated Leverage Ratio is greater than or equal to 3.25.

The foregoing description of the Amendment is qualified in its' entirety by reference to the full text of the document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The disclosure provided under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.
On June 25, 2018, Holdings redeemed the remaining 6,864,000 shares of its outstanding Series A Convertible Preferred Stock (the “Preferred Stock”) for an aggregate redemption amount of $50,095,481, prior to consideration of any transaction related expenses. Of the shares redeemed, 6,600,000 shares were originally issued to GE Medical Systems Information Technologies, Inc. in connection with NeoGenomics’ acquisition of Clarient, Inc. in December 2015 and an additional 264,000 shares were issued in December 2017 as a Paid-in-Kind dividend. The shares were redeemed at $7.30 per share, reflecting $7.16 per share, which is the applicable 4.5% redemption discount to the original liquidation preference, plus an additional $0.14 per share in respect of accrued and unpaid dividends for 2018. Following the redemption, no shares of Preferred Stock remain outstanding.

The Company also issued a press release announcing the facilities described in Item 1.01 herein and the redemption described above on June 25, 2018, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

10.1
Second Amendment to Credit Agreement by and among NeoGenomics Laboratories, Inc., NeoGenomics, Inc. and certain of its subsidiaries, the lenders party thereto and Regional Bank, as administrative agent.

99.1	Press Release dated June 25, 2018

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amendment to Credit Agreement, dated June 25, 2018, by and among NeoGenomics Laboratories, Inc., NeoGenomics, Inc. and certain of its subsidiaries, the lenders party thereto and Regions Bank, as administrative agent.

99.1	Press Release dated June 25, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.
By:	/s/ Sharon A. Virag
Sharon A. Virag
Chief Financial Officer
Date:	June 25, 2018